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                                    AGREEMENT
                                    ---------


         This INDEMNIFICATION AGREEMENT made and entered into as of August ___, 2004 by and between Joseph M. Guido and Teresa Guido (collectively, "Guido"), and ___________________ (the "Indemnitee"):

         WHEREAS, Indemnitee has agreed to serve as a director of Allstates WorldCargo, Inc., a New Jersey corporation ("Allstates") on the condition that the Indemnitee be indemnified against any claims arising from any actions taken by Indemnitee in connection with his service as a director of Allstates and/or from his agreement to serve as a director of Allstates; and

         WHEREAS, Guido has advised Indemnitee that Allstates provides directors and officers liability insurance coverage (the "Insurance Coverage") but as of the date hereof the complete terms of such coverage are unknown; and

         WHEREAS, Allstates' Bylaws currently provide with respect to indemnification (the "Bylaws Indemnification") as follows:

         Every person who is or was a director or officer, employee or agent of the Corporation, or any person who serves or has served, in any capacity with any other enterprise at the request of the Corporation, shall be indemnified by the Corporation to the fullest extent permitted by law. The Corporation shall indemnify the persons listed above against all expenses and liabilities reasonably incurred by or imposed on them in connection with any proceedings to which they have been or may be made parties, or any proceedings in which they may have become involved by reason of being or having been a director or officer of the Corporation, or by reason of serving or having served another enterprise at the request of the Corporation, whether or not in the capacities of directors or officers of the Corporation at the time the expenses or liabilities are incurred.

         WHEREAS, Indemnitee is concerned that indemnification to him under the Insurance Coverage or under the Bylaws Indemnification may be inadequate, delayed or unavailable; and

         WHEREAS, Guido has agreed to indemnify Indemnitee for any claims arising from actions taken by the Indemnitee in connection with his service as a director to Allstates and/or his agreement to serve on the Board of Directors of Allstates in the event that indemnification under the Insurance Coverage or Bylaws Indemnification is inadequate, delayed or unavailable;

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, Guido and Indemnitee, intending to be legally bound, do hereby covenant and agree as follows:

         Section 1. Indemnification. Guido shall indemnify Indemnitee, subject only to the limited exceptions set forth in this Agreement, as set forth herein.
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         Section 2. Actions or Proceedings. Indemnitee shall be entitled to the indemnification rights provided in this Agreement if he is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative in nature arising out of actions taken or alleged to be taken by Indemnitee as a director, agent or fiduciary of Allstates and/or in connection with his agreement to become a director of Allstates. Pursuant to this section, Indemnitee shall be indemnified against expenses (including attorneys' fees), costs, judgments, penalties, fines and amounts paid in settlement actually incurred by Indemnitee in connection with such action, suit or proceeding (including, but not limited to, the investigation, defense or appeal thereof). Indemnitee shall give prompt written notice to Guido with respect to matters for which indemnification pursuant to this Agreement may be sought; provided, however, that the failure to notify Guido shall not relieve Guido from any liability which he may have under this Agreement except to the extent he has been materially prejudiced by such failure. If any claim or action shall be brought against Indemnitee, and he shall notify Guido thereof, Guido shall be entitled to participate therein to the extent permitted without jeopardizing Indemnitee's rights under the Insurance Coverage and/or the Bylaws Indemnification and, to the extent that Guido wishes and to the extent permitted without jeopardizing Indemnitee's rights under the Insurance Coverage and/or the Bylaws Indemnification, to assume the defense thereof with counsel satisfactory to Indemnitee; provided, however, that Indemnitee shall have the right to employ counsel to represent him if, in his reasonable judgment, use of counsel chosen by Guido to represent the Indemnitee would present such counsel with a conflict of interest or the defendants in such claim include both the Indemnitee and Guido and the Indemnitee has been advised by counsel that there may be one or more legal defenses available to the Indemnitee that are different from or in addition to those available to Guido, and in any such event the reasonable fees and expenses of such separate counsel will be paid by Guido. Guido shall not, without the prior written consent of the Indemnitee (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnitee is actual or potential party to such claim or action), unless such settlement, compromise or consent includes an unconditional release of Indemnitee from all liability arising out of such claim, action, suit or proceeding.

         Section 3. Advancement of Expenses and Costs. All reasonable expenses and costs incurred by Indemnitee (including attorneys' fees, retainers and advances of disbursements required of Indemnitee) shall be paid by Guido in advance of the final disposition of such action, suit or proceeding at the request of Indemnitee as follows: Indemnitee shall submit to Allstates, the carrier or carriers providing Insurance Coverage from time to time (the "Carrier") and to Guido a statement or statements (the "Request") requesting such advance or advances (each, a "Claim") from time to time. Indemnitee's entitlement to such expenses shall include those incurred in connection with any proceeding by Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the expenses and costs incurred by Indemnitee in connection therewith.

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Guido shall pay such expenses or costs to Indemnitee within fifteen (15) days after receipt by Guido of a written notice from Indemnitee that he has not received payment from Allstates or the Carrier within fifteen (15) days of delivery of the Request to Allstates or the Carrier. Indemnitee agrees to cooperate and join, at Guido's expense, with Guido in taking such steps as are necessary to secure payment of the Claim from the Carrier or Allstates. If Indemnitee receives payment of the Claim from Allstates or the Carrier after having received payment of same from Guido, Indemnitee shall repay such amount to Guido.

         Section 4. Payment of Judgments, Awards and Settlement Amounts.

                  All judgments, awards and settlement amounts incurred by Indemnitee shall be paid by Guido at the request of Indemnitee as follows:
Indemnitee shall submit to Allstates, the carrier or carriers providing Insurance Coverage from time to time (the "Carrier") and to Guido evidence of said judgment, award or settlement and a statement (which statement shall be included in the definition of the term "Request") requesting such payment (which such judgment, award or settlement amount shall be included within the definition of "Claim"). Guido shall pay such Claim to Indemnitee within thirty
(30) days after receipt by Guido of a written notice from Indemnitee that he has not received payment from Allstates or the Carrier within thirty (30) days of delivery of the Request to Allstates or the Carrier. Indemnitee agrees to cooperate and join, at Guido's expense, with Guido in taking such steps as are necessary to secure payment of the Claim from the Carrier or Allstates. If Indemnitee receives payment of the Claim from Allstates or the Carrier after having received payment of same from Guido, Indemnitee shall repay such amount to Guido.

         Section 5. Exceptions to Indemnification. Notwithstanding any other provision to the contrary set forth in this Agreement, Indemnitee shall not be entitled to indemnification or advancement of expenses from Guido under this Agreement in any circumstances in which Allstates would not be permitted to indemnify the Indemnitee by reason of the provisions of N.J.S.A. 14A:3-5(8).

         Section 6. Other Rights to Indemnification. The indemnification and advancement of expenses (including attorneys' fees) and costs provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the Certificate of Incorporation or by-laws, agreement, vote of stockholders or disinterested directors, provision of law or otherwise upon the election of Indemnitee to the Board of Directors of Allstates.

         Section 7. Attorneys' Fees and Other Expenses to Enforce Agreement. In the event that Guido should default under any provision of this Agreement and the Indemnitee shall require and employ attorneys or incur other expenses for the enforcement or performance or observance of any obligation or agreement on the part of Guido herein contained, Guido agrees that he will on demand therefor pay to the Indemnitee the fees of such attorneys and such other expenses so incurred by the Indemnitee.

         Section 8. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid,

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illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         Section 9. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

         Section 10. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

         Section 11. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         Section 12. Notice by Indemnitee. Indemnitee agrees promptly to notify Guido in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, civil, criminal or investigative.

         Section 13. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, on the date on which it is so delivered, or if (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, or if (iii) delivered by overnight courier and receipted for by the party to whom said notice or other communication shall have been delivered, on the business day after the date on which it is delivered to said courier:



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                  (a) If to Indemnitee, to the address set forth on the
signature page to this Agreement.

                  (b) If to Guido to:


                  Joseph M. Guido
                  711 South Main Street
                  Cedar Run, New Jersey 08731

or to such other address as may have been furnished to Indemnitee by Guido or to Guido by Indemnitee, as the case may be.

         Section 14. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey.















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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

         Witness:


         ----------------------------     -------------------------------------
                                          Joseph M. Guido


         ----------------------------     -------------------------------------
                                          Teresa Guido


                                          -------------------------------------
                                          Name (please print or type)

         ----------------------------     -------------------------------------
                                          Signature

                                          Address:

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